MODIFICATION AGREEMENT

         THIS AGREEMENT is made and entered into effective May 1, 1996, by and between each of the following names parties whose addresses, telephone and telecopier numbers are set forth with their names:

                  PLANET INDEMNITY COMPANY                    ("Planet")
                  8 Greenway Plaza, Suite 400
                  Houston, Texas 77046
                  Telephone: 713/961-1300
                  Telecopier: 713/961-0285

                  and

                  FLORES & RUCKS, INC.                    ("Flores & Rucks")
                  8440 Jefferson Highway, Suite 420
                  Baton Rouge, Louisiana 70809
                  Telephone: 504/927-1450
                  Telecopier: 504/927-1454

                              W I T N E S S E T H:

         WHEREAS, Planet has provided to Flores & Rucks one or more performance bonds in the aggregate amount of $11,725.00 in order for Flores & Rucks to comply with the requirements of the Minerals Management Service; and

         WHEREAS, Planet and Flores & Rucks entered into that certain MMS Bonding Agreement dated as of January 17, 1995 (the "Bonding Agreement"), and certain other related instruments and agreements, to which reference is here made for all purposes; and

         WHEREAS, under the terms and provisions of Section 6.k. and 8.f. of the Bonding Agreement Flores & Rucks has represented and warranted to Plant that it does not sponsor, maintain or contribute and that it will not do so to any employee pension, retirement, profit-sharing, benefit or other similar employee benefit plan, any part or all of which is subject to or governed by any provision of the Employee Retirement and Income Act of 1974, and amended (a "Plan"); and

          WHEREAS, Flores & Rucks desires to create a Plan and to amend the Bonding Agreement so that its so doing is not a breach of its representations and warranties and covenants as set forth in Sections 6.k. and 8.f. of the Bonding Agreement; and

         WHEREAS, in order to accommodate Flores & Rucks, Planet agrees to amend the Bonding Agreement so that the creation of a Plan by Flores & Rucks will not be a breach of its


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



representations, warranties and covenants as set forth in Sections 6.k. and 8.f. of the Bonding Agreement; and

          WHEREAS, the parties desire to confirm their agreement with respect to the foregoing described amendment;

         NOW, THEREFORE, for and in consideration of the mutual covenants, agreements and undertakings described below, Planet and Flores & Rucks agree as follows:

1. Amendment to Bonding Agreement. The Bonding Agreement shall be deemed amended in order to delete therefrom the provisions of Sections 6.k. and 8.f.

2. Miscellaneous. This instrument is given in modification of the Bonding Agreement, of which this Agreement shall be deemed to be a part, and other obligations of Flores & Rucks, and the liens securing the performance by Flores & Rucks are not extinguished but are specifically carried forward, ratified in all respects and shall secure the payment of all of Flores & Rucks' obligations. The terms of are used herein, and indicated by the use of capital letters, shall have the meanings ascribed them in the Bonds Agreement, unless the context clearly indicates otherwise.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.

FLORES & RUCKS, INC.                            WITNESSES TO ALL SIGNATURES:


By:
Name:    Robert K. Reeves
Title:   Sr. Vice President & General Counsel


PLANET INDEMNITY COMPANY



By: --------------------------
    Roy C. Die, Vice President




                            --------------------------
                                  Notary Public


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